UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2026

ENOVA INTERNATIONAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35503	45-3190813
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 West Jackson Boulevard
Chicago, Illinois		60604
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 568-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.00001 par value per share	ENVA	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 3, 2026, Enova International, Inc. (the “Company”) announced that a wholly-owned indirect subsidiary, OnDeck Asset Securitization IV, LLC (the “Issuer”), intends to offer, subject to market and other customary conditions, $500,251,000 in initial principal amount of Series 2026-2 Fixed Rate Asset-Backed Notes (the “Offered Notes”) in a private securitization transaction (the “Series 2026-2 Transaction”). It is expected that Kroll Bond Rating Agency, LLC (“KBRA”), in satisfaction of one of the closing conditions, will rate the Offered Notes at closing, which, subject to customary closing conditions, is anticipated to occur on or about November 13, 2026. All of the Offered Notes have a legal final payment date on December 19, 2033, and certain other details are reflected below:

	Class A	Class B	Class C	Class D
Initial Principal Amount:	$190,095,000	$118,744,000	$100,050,000	$91,362,000
Fixed Interest Rate (per annum):	5.81%	6.15%	6.73%	8.57%
Anticipated KBRA Rating:	AA (sf)	A- (sf)	BBB- (sf)	BB- (sf)

Collateral for the Offered Notes will consist of, among other things, a revolving pool of small business loans originated or purchased by ODK Capital, LLC (“OnDeck”), which is a wholly-owned indirect subsidiary of the Company. The Issuer will use the net proceeds of the proposed private offering to purchase small business loans from OnDeck that will be pledged as collateral for the Offered Notes and fund a reserve account. OnDeck will be the servicer of the loans securing the Offered Notes. The Issuer will be the sole obligor of the Offered Notes; the Offered Notes will not be obligations of, or guaranteed by, the Company or OnDeck. OnDeck will use substantially all the proceeds from the Series 2026-2 Transaction to, as applicable, purchase small business loans from certain of its affiliates and for other general corporate purposes.

The Offered Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Offered Notes are being offered only to qualified institutional buyers under Rule 144A and to persons outside the United States pursuant to Regulation S under the Securities Act.

This Current Report on Form 8-K is not an offer to sell, nor a solicitation of an offer to buy, any securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Any offers of the securities will be made only by means of a private offering memorandum.

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other legal authority. Forward-looking statements can be identified by words such as “proposed,” “will,” “enables,” “expects,” “allows,” “continues,” “believes,” “anticipates,” “estimates” or similar expressions. These include statements regarding the proposed private offering of the Offered Notes, the contemplated size of the proposed offering of the Offered Notes, possible completion of the proposed offering of the Offered Notes and the prospective impact of the proposed offering of the Offered Notes. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, anticipated events and trends, the economy and other future conditions. As such, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and in many cases outside our control. Therefore, you should not rely on any of these forward-looking statements. Our expected results may not be achieved, and actual results may differ materially from our expectations. There can be no assurance that the proposed offering of the Offered Notes will be completed as currently contemplated or at all. Factors that could cause or contribute to actual results differing from our forward-looking statements include risks relating to: changes in the financial markets, including changes in credit markets, interest rates, securitization markets generally and our proposed private offering in particular, that can impact the willingness of investors to buy the Offered Notes and the prices and interest rates that investors may require; adverse developments regarding the Company, its business or the online or broader marketplace lending industry generally, which could impact demand for or pricing of the Offered Notes; and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other documents that we file with the SEC from time to time, which are or will be available on the SEC’s website at www.sec.gov. Except as required by law, we undertake no duty to update the information in this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date:	November 6, 2026	By:	/s/ Sean Rahilly
Sean Rahilly General Counsel & Secretary